EXHIBIT 10.3
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   AMENDMENT TO THE AMENDED AND RESTATED STANDBY EQUITY DISTRIBUTION AGREEMENT
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            This Amendment to the Amended and Restated Standby Equity
Distribution Agreement dated as of the 12th day of December 2005 (the "Amendment") between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor"), and IVOICE TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Company").

            WHEREAS, on December 12, 2005, the parties hereto entered into an Amended and Restated Standby Equity Distribution Agreement (the "Agreement");

            WHEREAS, the Investor and the Company wish to amend the Agreement so that certain terms conform to the Secured Convertible Debenture dated March 30, 2007;



            NOW, THEREFORE, the parties hereto agree as follows:

      1. Section 6.7 is deleted and replaced in its entirety with the following new Section 6.7:

                        "Section 6.7 Consent of Investor to Sell Capital Stock.
            During the Commitment Period, the Company shall not, without the prior written consent of the Investor, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, except for the issuance of an equity security pursuant to an agreement to acquire another entity, the assets of another entity or merge with another entity into the Company or a subsidiary of the Company (provided the Investor is given at least ten (10) days written notice of the same), (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8, except for the registration of an employee, officer and/or stock option plan. Notwithstanding anything to the contrary, the Company may issue Common Stock issuable pursuant to the Company's obligations upon the conversion of stock options, convertible debt or Class B Common Stock or the payment of legal fees to Lawrence A. Muenz, Esq. and/or patent counsel."


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Amended and Restated Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                                    COMPANY:
                                    IVOICE TECHNOLOGY, INC.

                                    By: ___________________________
                                    Name:  Bruce Kneff
                                    Title: President and Chief Executive Officer


                                    INVESTOR:
                                    CORNELL CAPITAL PARTNERS, LP

                                    BY:  YORKVILLE ADVISORS, LLC
                                    ITS: GENERAL PARTNER

                                    By: ____________________________
                                    Name:  Mark Angelo
                                    Title: Portfolio Manager